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                                                                    NEWS RELEASE
FOR IMMEDIATE RELEASE


                     LOEWEN GROUP BOARD UNANIMOUSLY REJECTS
                          SERVICE CORPORATION PROPOSAL

              o  Company's Financial Advisors Find Proposal Inadequate
              o Board Finds Proposal Unacceptable and An Attempt to Eliminate Competition in North America

               -------------------------------------------------

CINCINNATI, OHIO, September 24, 1996 -- The Loewen Group Inc. (NASDAQ: LWNG) announced today that its Board of Directors has unanimously rejected the unsolicited takeover proposal from Service Corporation International (SCI) that was issued on September 17, 1996. The announcement was made by Raymond L. Loewen, chairman of the Board and chief executive officer of The Loewen Group, in a letter to shareholders and a letter to L. William Heiligbrodt of SCI. Copies of both letters are attached.

         "The Loewen Board of Directors has unanimously concluded that the best way to maximize value for our shareholders is through the continued implementation of the Company's long-term business plan as an independent company," Mr. Loewen stated in his letter to shareholders.

Mr. Loewen stated that the Board firmly believes:

    o As the emerging leader in the funeral home and cemetery industry, Loewen has a very bright future for continued growth.

    o Loewen is clearly the preferred acquiror in its industry -- as indicated by its recent partnerships with Blackstone Group to acquire two of the industry's premier assets, Prime Succession and Rose Hills Memorial Park.

    o SCI clearly intends to eliminate its most formidable competitor in the North American marketplace, diminishing the opportunities for independent funeral home and cemetery operators to effectively address their succession planning needs.

    o Loewen's record of success in growing revenues and profits is primarily attributable to the outstanding corporate culture that Loewen has created.

         Citing Loewen's 41.5% revenue increase and 36.8% earnings increase over the last five years (on a compounded annual basis excluding extraordinary items), Mr. Loewen stated, "I am very optimistic about our ability to build shareholder value in the future as we execute Loewen's growth plans."

         Mr. Loewen emphasized that Loewen's Board takes its fiduciary duty to act in the best interests of the Company and its shareholders very seriously and is committed to maximizing long-term shareholder value. He also pointed out in his letter to shareholders that the Company's financial advisors, Smith Barney Inc. and Nesbitt Burns Inc., have advised the Board that in their opinion SCI's proposal for a stock-for-stock exchange, which values Loewen's common stock at US$43, is inadequate from a financial point of view.
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         Mr. Loewen also stated: "Our demonstrated record of caring for our employees, our customers and the communities we serve distinguishes Loewen admirably from our competition." He reminded shareholders that the Loewen reputation continues to enhance the Company's ability to attract potential sellers within the industry, as well as outside partners such as the Blackstone Group.

         "The Loewen Board of Directors believes that the SCI proposal, and the manner in which it was presented, raises serious questions about SCI's motives in presenting its proposal at this time. Moreover, this bid has reaffirmed throughout the industry the clear-cut longstanding distinctions between Loewen and SCI," Mr. Loewen added.

         With offices in Vancouver, Cincinnati, and Philadelphia, The Loewen Group employs over 13,000 people. Since the first of the year, the Company has closed or signed approximately US$715 million in acquisitions, not including the Rose Hills and Prime Succession transactions valued at over US$535 million. More than 90 percent of the Company's revenue is generated in the United States. The Company recently announced its intention to list its shares on the New York Stock Exchange.

                          ----------------------------

         Statements contained in this press release and attached shareholders' letter that are not historical in nature may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Reference is made to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which includes certain important factors that should be considered in connection with an evaluation of forward-looking statements.

                                      ###
Contacts:

David A. Laundy, VP, Communications                Thomas C. Franco
The Loewen Group Inc.                              Broadgate Consultants, Inc.
Tel: (604) 293-7857                                Tel: (212) 229-2222
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                      LOEWEN GROUP LETTER TO SHAREHOLDERS

September 24, 1996
To Our Shareholders:

The Board of Directors of The Loewen Group Inc. has asked me to report to you on the decisions that it has made in response to the proposal announced by Service Corporation International on Tuesday, September 17, 1996.

After extensive deliberations, thorough discussion, and careful analysis by the Board, in consultation with its financial and legal advisors, the Board has unanimously rejected SCI's proposal and determined that it is not in the best interests of shareholders. In rejecting the proposal, the Board considered many factors and unanimously concluded that the best way to maximize value for our shareholders is through the continued implementation of the Company's long-term business plan as an independent company.

The Board firmly believes:

    o AS THE EMERGING LEADER IN THE FUNERAL HOME AND CEMETERY INDUSTRY, LOEWEN HAS A VERY BRIGHT FUTURE FOR CONTINUED GROWTH. During the past five years, Loewen's revenues and earnings have experienced the highest growth rates of public companies in our industry, 41.5% and 36.8%, respectively, on a compound annual basis, excluding extraordinary items. This record growth has been accomplished through both our internal management practices and external growth through acquisitions.

    o LOEWEN IS THE PREFERRED ACQUIROR IN OUR RAPIDLY CONSOLIDATING INDUSTRY. Year-to-date, Loewen has signed or completed approximately 196 acquisitions aggregating over approximately US$715 million in transaction value, excluding our significant, and innovative, investments with Blackstone Capital Partners in Prime Succession Inc. and in Rose Hills Memorial Park, which have transaction values of approximately US$295 million and US$240 million, respectively. It is also important to emphasize that our growing number of acquisitions continue to meet or exceed our acquisition targets.

         Please note that Prime Succession, the fourth-largest funeral home and cemetery business in North America, and Rose Hills, the number one single location funeral home and cemetery in the U.S., as well as Blackstone, one of the premier merchant banking firms in the world, had their choice of industry partners for these major acquisitions, and they all chose Loewen.

    o WE ARE NOT SURPRISED THAT SCI IS ATTEMPTING TO ACQUIRE LOEWEN AND ELIMINATE YOUR COMPANY AS ITS MOST FORMIDABLE COMPETITOR IN THE NORTH AMERICAN MARKETS. SCI has become frustrated by its inability to compete effectively for the most significant and highly attractive growth opportunities in our industry. Furthermore, the Loewen Board of Directors believes that the SCI proposal, and the manner in which it was presented, raises serious questions about SCI's motives in presenting its proposal at this time.
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    o    OUR GREAT SUCCESS IN GROWING LOEWEN'S REVENUES AND PROFITS IS CLEARLY
         ATTRIBUTABLE TO THE OUTSTANDING CORPORATE CULTURE THAT WE HAVE CREATED. The superior quality of our people, our management and employees at all levels of our Company, has been the major driver of our success. Our demonstrated record of caring for our employees, our customers and the communities that we serve, distinguishes Loewen admirably from our competition. Loewen enjoys the best reputation in our industry, and we know the takeover proposed by SCI will enhance our position, relative to SCI, and further motivate potential sellers within our industry to deal increasingly with Loewen.

You should understand that the Board takes its fiduciary duty to act in the best interests of shareholders very seriously and is committed to maximizing long-term shareholder value. With regard to the SCI proposal, the Board received advice from our financial advisors, Smith Barney Inc. and Nesbitt Burns Inc., that in their opinion the proposal for a stock-for-stock exchange which values Loewen's common stock at US$43 per share is inadequate from a financial point of view.

When I founded this company 11 years ago, I knew then that if our Company stayed on the right track, long-term investors would be richly rewarded. Our goals and objectives are ambitious, but realistic and achievable. In the first half of 1996 alone, revenues increased 45% and earnings increased 39%.

Loewen's rapid growth in earnings per share has been long recognized in the capital markets and has been rewarded by a substantial increase in our stock market valuation over the years. We believe our prospects for significant continued growth in revenues and profitability in the future will continue, as we implement our business plans as an independent company.

Very truly yours,


Raymond L. Loewen
Chairman and Chief Executive Officer
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               RAYMOND L. LOEWEN LETTER TO L. WILLIAM HEILIGBRODT


Mr. L. William Heiligbrodt
President
Service Corporation International
1929 Allen Parkway
Houston, TX  77219-0548


Dear Mr. Heiligbrodt:

The Board of Directors of The Loewen Group Inc. has asked me to advise you of the decision that the Loewen Board has made in response to the unsolicited takeover proposal that we received from Service Corporation International on Tuesday, September 17, 1996.

The Loewen Board has unanimously rejected the SCI proposal. SCI should understand that the Loewen Board of Directors takes its fiduciary duty to act in the best interests of the Company and our shareholders very seriously. We are fully committed to maximizing long-term value for our shareholders. After extensive review of our business and financial plans, as well as a thorough and careful study of our excellent prospects for significant continued growth in revenues and profitability in the future, the Loewen Board of Directors has unanimously concluded that the best way to maximize value for our shareholders is through the continued implementation of the Company's long-term business plan as an independent company.

Sincerely,



Raymond L. Loewen
Chairman and Chief Executive